Exhibit 5(b)

December 5, 2012

General Electric Capital Corporation
901 Main Avenue
Norwalk, CT 06851-1168

Re: General Electric Capital Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:

          This opinion is furnished in connection with the preparation and filing by General Electric Capital Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) of a Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-3 (Registration No. 333-178262) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of one or more series of the Company’s senior secured debt securities (the “Securities”).

          The Securities will be issued pursuant to either: (i) an indenture to be entered into by the Company, The Bank of New York Mellon as trustee, and Wells Fargo Bank Northwest, N.A. as security trustee or (ii) an indenture to be entered into by the Company and The Bank of New York Mellon as trustee (together, the “Secured Indentures”).

          I have examined the Secured Indentures, originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such documents as I have deemed relevant and necessary as the basis for the opinions set forth below. In my examination, I have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies.

          Based upon and subject to the foregoing and in reliance thereon, and assuming that: (a) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (b) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (c) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (d) all Securities will be issued and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (e) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company; (f) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (g) the Secured Indentures, when entered into, will be valid and legally binding obligations of the trustee thereunder; and (h) all corporate action required to be taken by the Company to duly authorize each proposed issuance of Securities shall have been completed, I am of the opinion that, when the Securities have been executed, issued, delivered and authenticated in accordance with the terms of the applicable Secured Indenture and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, the Securities will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

          The opinions set forth in the paragraph above are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law.

          I express no opinion regarding any: (i) waiver of stay, extension or usury laws or of unknown future rights; or (ii) provisions relating to indemnification, exculpation or contribution, to the extent that such provisions may be held unenforceable as contrary to federal or state securities laws.

          This opinion is given as of the date hereof and is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof.

          I consent to the filing of this opinion as an exhibit to the Registration Statement, and further consent to the use of my name under the caption “Validity of the Securities” in the Registration Statement and the prospectus that forms a part thereof.

Very truly yours,

/s/ Fred A. Robustelli

Fred A. Robustelli